UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

Centracan Incorporated
(Exact Name of Registrant as specified in charter)

Florida	000-52910	65-0736042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

555 Winderley Place, Suite 300 Orlando, FL 32751
(Address of Principal Executive Offices)

(407) 571-6846
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On July 27, 2010 and July 30, 2010, Centracan Incorporated, (the “Company”) closed on a third and fourth tranche of financing, respectively (together, the “Closings”), related to the May 11, 2010, private placement, as disclosed on the Company’s Current Report on Form 8-K, as filed with the SEC on May 18, 2010 (the “Private Offering”), with a total of ten (10) accredited investors for the issuance and sale of secured convertible promissory notes (the “Notes”) and Class A and Class B common stock purchase warrants (the “Class A Warrant” and the “Class B Warrant,” and collectively, the “Warrants”).

The Notes, in the aggregate, are for the principal amount of $325,000 and are convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a conversion price of $0.30 per share.  The Class A Warrant entitles the investors to purchase, in the aggregate, up to 812,500 shares of Common Stock at an exercise price of $0.60 per share. The Class B Warrant entitles the investors, in the aggregate, to purchase up to 812,500 shares of Common Stock at an exercise price of $1.00 per share.  The Warrants expire four years from the date of issuance.  The gross proceeds received by the Company from the Closings was $292,500.

The Closings were both unregistered sales of securities conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Closings, the Private Offering, the Notes, and the Warrants are not intended to be complete and is qualified in their entirety by the complete text of those agreements attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant (as filed as Exhibit 4.1 to Form 8-K, filed with the SEC on July 14, 2010)
4.2	Form of Secured Convertible Promissory Note (as filed as Exhibit 4.2 to Form 8-K, filed with the SEC on July 14, 2010)
10.1	Form of Subscription Agreement (as filed as Exhibit 10.1 to Form 8-K, filed with the SEC on July 14, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRACAN INCORPORATED

Dated: August 2, 2010	By:	/s/ Boris Rubizhevsky
Boris Rubizhevsky
Chief Executive Officer